UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 17, 2005

                       NATIONAL REALTY AND MORTGAGE, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                    0-27159                 65-0439487
----------------------------   -------------------   ---------------------------
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)          Identification No.)



6915 RED ROAD, SUITE #222, CORAL GABLES, FLORIDA                        33143
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(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (305) 666-6565


          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))










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ITEM 8.01   OTHER EVENTS

         On November 17, 2005, the Board of Directors (the "BOARD") of National Realty and Mortgage, Inc. (the "COMPANY") set December 6, 2005 as the record date for a reverse stock split of the shares of the Company's capital stock, whereby every 300 shares of capital stock shall be combined and converted into one share of capital stock. The Company's common stock will begin to trade on a split-adjusted basis on December 19, 2005. As of November 21, 2005, there were 1,938,566,046 shares of common stock issued and outstanding and 200,000,000 shares of Class A common stock issued and outstanding. The number of shares of common stock and Class A common stock issued and outstanding, or held as treasury shares, will be reduced to a number that will be approximately equal to the number of shares of common stock or Class A common stock, respectively, issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the reverse split, divided by 300 (except that the Company will not issue fractional shares in connection with the reverse split and instead, any fractional share that results from the reverse split will be rounded up to the next whole share).









































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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              NATIONAL REALTY AND MORTGAGE, INC.


Date:  November 23, 2005                      By: /s/ RICHARD ASTROM
                                                 ------------------------
                                                 Richard Astrom
                                                 Chief Executive Officer














































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